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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Wellman, Inc. Restricted Stock Plan and in the related Prospectus of our report dated February 20, 2004, with respect to the consolidated financial statements and financial statement schedules of Wellman, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                 /s/Ernst & Young LLP
                                                 --------------------



Charlotte, North Carolina
June 30, 2004